As filed with the Securities and Exchange Commission on October 12, 2004.

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
______________

SERVICE CORPORATION INTERNATIONAL

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1929 Allen Parkway Houston, Texas 77019 (Address of Principal Executive Offices) (Zip Code)	74-1488375 (I.R.S. Employer Identification No.)

SCI 401(k) RETIREMENT SAVINGS PLAN
(Full title of the plan)

James M. Shelger, Esq.
Senior Vice President, General Counsel and Secretary
Service Corporation International
1929 Allen Parkway
Houston, Texas 77019
(Name and address of agent for service)
(713) 522-5141
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum
class of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered (1)(2)	Registered (1)	per share (3)	price (3)	registration fee
Common Stock, par value $1.00 per share	10,000,000 shares	$6.44	$64,400,000	$8,159.48

(1)	This Registration Statement is filed pursuant to General Instruction E to Form S-8. Registration Statement No. 333-38310 previously registered 6,000,000 shares of Service Corporation International common stock, par value $1.00 per share, (“Common Stock”), and Registration Statement No. 333-91046 previously registered an additional 10,000,000 shares of Common Stock offered under the SCI 401(k) Retirement Savings Plan, as amended and restated (“Plan”), together with an indeterminate amount of Plan interests. This Registration Statement is being filed to register 10,000,000 additional shares of Common Stock that may be issued under the Plan and includes an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends or similar transactions. Registration Statement Nos. 333-38310 and 333-91046 also registered the Series D Junior Participating Preferred Stock of the Registrant (the “Rights”) associated with the shares of Common Stock registered thereunder. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions. This Registration Statement also is being filed to register the Rights associated with Common Stock registered hereunder.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low prices reported by the New York Stock Exchange on October 11, 2004.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL
Item 8. EXHIBITS
SIGNATURES
EXHIBIT INDEX
SCI 401(k) Retirement Savings Plan, as amended
Opinion of Counsel of Service Corporaiton International
Consent of PricewaterhouseCoopers LLP
Powers of Attorney

SCI 401(k) RETIREMENT SAVINGS PLAN

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

     The contents of Registration Statement No. 333-38310 are incorporated herein by reference, except for Items 3 and 5, which are included below.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Service Corporation International (the “Company”) with the Securities and Exchange Commission are incorporated herein by reference into the Registration Statement:

     (a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (except Items 6, 7 and 8 which are superseded by the Current Report on Form 8-K filed on September 2, 2004, which is incorporated herein by reference);

     (b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

     (c) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

     (d) The Company’s Current Report on Form 8-K, dated September 2, 2004;

     (e) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

     (f) The description of the Common Stock set forth under the caption “Item 1. Description of Securities to be Registered–Capital Stock” in the Form 8, Amendment No. 3, dated September 15, 1982, to the Company’s Registration Statement on Form 8-A; and

     (g) The description of the Company’s Series D Junior Participating Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A dated May 14, 1998.

     All documents subsequently filed by the Company or the SCI 401(k) Retirement Savings Plan (the “Plan”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby is being passed upon for the Company by James M. Shelger. As of October 8, 2004, Mr. Shelger owns 154,442 shares of Company Common Stock, and has options to acquire an additional 1,399,000 shares of Company Common Stock

Item 8. EXHIBITS

     Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of October, 2004.

SERVICE CORPORATION INTERNATIONAL

By:	/s/ James M. Shelger

James M. Shelger Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 12, 2004

R. L. Waltrip

*	Senior Vice President, Chief Financial Officer and Treasurer (Principal	October 12, 2004
Financial Officer)
Jeffrey E. Curtiss

*	Vice President and Corporate Controller (Principal Accounting Officer)	October 12, 2004
Eric D. Tanzberger

*	Director	October 12, 2004

Alan R. Buckwalter, III

*	Director	October 12, 2004

Anthony L. Coelho

*	Director	October 12, 2004

Jack Finkelstein

*	Director	October 12, 2004

A.J. Foyt, Jr.

*	Director	October 12, 2004

S. Malcolm Gillis

*	Director	October 12, 2004

James H. Greer

*	Director	October 12, 2004

B.D. Hunter

*	Director	October 12, 2004

Victor L. Lund

*	Director	October 12, 2004

John W. Mecom, Jr.

*	Director	October 12, 2004

Clifton H. Morris, Jr.

*	Director	October 12, 2004

Thomas L. Ryan

*	Director	October 12, 2004

W. Blair Waltrip

*	Director	October 12, 2004

Edward E. Williams

*	By his signature below, James M. Shelger, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on the date indicated on behalf of the persons listed above, designated by asterisks, in the capacities set forth opposite their respective names.

/s/ James M. Shelger
James M. Shelger
Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 12th day of October, 2004.

SCI 401(k) RETIREMENT SAVINGS PLAN
By: SCI Funeral & Cemetery Purchasing Cooperative, Inc.

By:	/s/ Helen Dugand

Helen Dugand, Vice President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SERVICE CORPORATION INTERNATIONAL

1929 Allen Parkway
Houston, Texas 77019

E X H I B I T S

SERVICE CORPORATION INTERNATIONAL

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-3 as filed with the SEC on August 27, 1996 (SEC File No. 333-10867)).

4.2	Articles of Amendment to the Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended September 30, 1996 as filed with the SEC on November 14, 1996 (SEC File No. 001-6402)).

4.3	Statement of Resolution Establishing Series of Shares of Series D Junior Participating Preferred Stock, dated July 27, 1998 (incorporated by reference to Exhibit 3.2 to Form 10-Q for the fiscal quarter ended June 30, 1998 as filed with the SEC on August 14, 1998 (SEC File No. 001-06402)).

4.4	Bylaws (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended June 30, 2004 as filed with the SEC on August 16, 2004 (SEC File No. 001-06402)).

4.5	Rights Agreement, dated as of May 14, 1998, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 99.1 to Form 8-K dated May 14, 1998 as filed with the SEC on May 15, 1998 (SEC File No. 001-06402)).

4.6	Agreement Appointing a Successor Rights Agent Under Rights Agreement, dated June 1, 1999, by the Company, Harris Trust and Savings Bank and The Bank of New York (incorporated by reference to Exhibit 4.1 to Form 10-Q for the fiscal quarter ended June 30, 1999 as filed with the SEC on August 13, 1999 (SEC File No. 001-06402)).

4.7*	SCI 401(k) Retirement Savings Plan, as amended and restated

5.1*	Opinion of Counsel of Service Corporation International.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Counsel for Service Corporation International (included in Exhibit 5.1).

24.1*	Powers of Attorney authorizing signature.

* Filed herewith.